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                                                                     Exhibit 5.1

November 19, 2001


Select Medical Corporation
4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, PA 17055

          Re:  Form S-1 Registration Statement
               Registration No. 333-72728
               -------------------------------

Gentlemen and Ladies:

          We have acted as counsel to Select Medical Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 8,700,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company and 1,305,000 shares of Common Stock (the "Optional Shares"). The Shares will and the Optional Shares may be sold by stockholders of the Company (the "Selling Stockholders") pursuant to an underwriting agreement (the "Underwriting Agreement"), among the Company, the stockholders of the Company listed on Schedule A hereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc. ("J.P. Morgan"), Credit Suisse First Boston Corporation, CIBC World Markets Corp., SG Cowen Securities Corporation and First Union Securities, Inc., as representatives of the several underwriters (the "Underwriters"), the form of which is included as
Exhibit 1.1 to the registration statement referred to above (the "Registration Statement"). The Selling Shareholders have granted the underwriters an option to purchase the Optional Shares solely to cover over-allotments, if any, in connection with the offering that is subject to the Registration Statement.

          We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary or advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that upon due exercise of the number of stock options listed next to the name of certain of the Selling Stockholders listed on Schedule A hereto, in accordance with the terms of the Company's Amended and Restated 1997 Stock Option Plan, the Shares and Optional Shares when sold pursuant to the Underwriting Agreement will have been legally issued, fully paid and non-assessable.
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Select Medical Corporation
November 19, 2001
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving such consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations promulgated by the Securities and Exchange Commission.

                                    Very truly yours,
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                                  SCHEDULE A

                         TABLE OF SELLING STOCKHOLDERS

Selling Stockholders                                   Stock Options Exercised
--------------------                                   -----------------------

Welsh, Carson, Anderson & Stowe VII, L.P.                          0
WCAS Capital Partners III, L.P.                                    0
Golder, Thoma, Cressey, Rauner Fund V, L.P.                        0
GTCR Associates, V, L.P.                                           0
GTCR Fund VI, L.P.                                                 0
GTCR VI Executive Fund, L.P.                                       0
GTCR Associates VI, L.P.                                           0
Thoma Cressey Fund VI, L.P.                                        0
Thoma Cressey Friends Fund VI, L.P.                                0
Rocco A. Ortenzio                                            450,000
Robert A. Ortenzio                                           267,000
Bryan C. Cressey                                                   0
LeRoy S. Zimmerman                                            29,000
Patricia A. Rice                                              40,000
Martin F. Jackson                                             47,000
Edward R. Miersch                                             51,000
David W. Cross                                                     0
S. Frank Fritsch                                              22,000
James J. Talalai                                              17,000
Scott A. Romberger                                             4,608
Michael E. Tarvin                                             22,000
Kenneth L. Moore                                               2,880